Exhibit 99.1

RadiSys Reports Second Quarter GAAP EPS of 2 Cents and Non-GAAP EPS of 15 Cents

  Revenue $75 Million
  Next-Generation Communications Revenue $28.6 Million, up 6.8%
  Gross Margin 29.7%, 32.3% Non-GAAP
  Operating Income 1.4%, 5.9% Non-GAAP
  Operating Cash Flow $7 Million

HILLSBORO, Ore.--(BUSINESS WIRE)--July 27, 2010--RadiSys® Corporation (NASDAQ: RSYS), a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks, announced revenues for the second quarter of $75.0 million, GAAP net income of $0.6 million or $0.02 per diluted share, and non-GAAP net income of $3.9 million or $0.15 per diluted share.

GAAP Results	Quarterly Results			YTD Results
	Q2 2010	Q2 2009	Vs. Q2 2009	2010 YTD	2009 YTD	Vs. 2009 YTD
Revenue	$75.0 million	$78.1 million	down 3.9%	$142.3 million	$155.7 million	down 8.6%
Next-Gen Communications Revenue	$28.6 million	$26.8 million	up 6.8%	$59.2 million	$51.9 million	up 14.1%
Gross Margin % of Revenue	29.7%	31.1%	down 1.4 points	29.9%	31.1%	down 1.2 points
Operating Income (Loss) % of Revenue	1.4%	(1.4%)	up 2.8 points	0.1%	(1.4%)	up 1.5 points
Earnings (Loss) per Share	2 cents	(9 cents)	up 11 cents	($0.02)	($1.81)	up $1.79

Non-GAAP Results	Quarterly Results			YTD Results
	Q2 2010	Q2 2009	Vs. Q2 2009	2010 YTD	2009 YTD	Vs. 2009 YTD
Revenue	$75.0 million	$78.1 million	down 3.9%	$142.3 million	$155.7 million	down 8.6%
Gross Margin % of Revenue	32.3%	33.5%	down 1.2 points	32.6%	33.5%	down 0.9 points
Operating Income % of Revenue	5.9%	7.7%	down 1.8 points	5.1%	7.2%	down 2.1 points
Earnings per Share	15 cents	19 cents	down 4 cents	26 cents	38 cents	down 12 cents

Non-GAAP results exclude the impact of amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, a deferred tax asset valuation allowance charge, and a deferred tax foreign exchange benefit. A reconciliation of GAAP to non-GAAP results is included in the tables below.

Commenting on second quarter results, Scott Grout, RadiSys President and CEO stated, “I am very pleased with the continued growth in our Next Generation revenues and our overall financial performance for the quarter. In the quarter, we also successfully completed the integration of Pactolus, a leader in next–generation IP communication solutions for converged TDM/IP and SIP enabled VoIP networks. This acquisition further strengthens our higher value, software-based media server solutions. From a design win perspective, our largest win in the quarter was for a fully integrated network security application based on ATCA. This marks one of our first wins for a complete turnkey network element solution built on our market leading platform. We also saw our wins expand in the military/aerospace market reinforcing our strategy of applying our highly reliable solutions into this large and growing sector. Finally, in the quarter we materially completed the outsourcing of all manufacturing to Asia. While we have ongoing work to optimize our operating model, all products have been successfully transitioned out of our Hillsboro facility.”

Second Quarter Business Highlights

  Media Server Highlights:
--

The Company’s Integrated Mobile Media Server (IMMS) received the NGN 2010 Leadership Award from Technology Marketing Corporation’s NGN Magazine. IMMS enhances mobile service providers’ ability to grow new revenues from the expansion of 3G mobile video services and emerging 4G LTE deployments.

--

The Voice Quality Enhancement (VQE) feature for the RadiSys media server was recognized for exceptional innovation by Unified Communications Magazine and won 2009 product of the year. This feature improves audio quality, minimizes end-to-end delay and streamlines network integration.

--

The Company announced real-time transcoding services for its media server product family. This transcoding capability converts one type of digital encoding standard to another, achieving interoperability among media streams using different endpoints in the network. Telecom Equipment Manufacturers (TEMs) and Service Providers need flexible, IP-based solutions to support the new transcoding requirements in converged IP-based mobile, NGN and IMS networks.

--	The Company was awarded new business in North America, China and Europe in voice and video services, video lawful intercept, conferencing and voice mail applications.
  ATCA Highlights:
--

The Company announced the Promentum C2 Server, the industry’s first ruggedized portable ATCA platform designed to provide the performance and features required for demanding, mobile applications in military/aerospace.

--	The RadiSys 40G ATCA platform received the NGN 2010 Leadership Award from Technology Marketing Corporation’s NGN Magazine.

--

The Company was awarded new ATCA business in network security, military reconnaissance, test and measurement and Ethernet Passive Optical Network (EPON) applications. The network security win was of notable size with a Tier 1 TEM. The test and measurement win was for a carrier test equipment project in Asia and demonstrates one of the many different adjacent markets that are starting to adopt ATCA.

--

The Company reached some significant deployment milestones with its ATCA customers in the quarter. Two separate satellite communications programs began field deployment. In addition, a mobile network solutions provider customer started installations with a top North American carrier using RadiSys ATCA. A new WiMax infrastructure provider customer in India reached significant milestones leading to deployment in the next few months.

  Commercial Highlights:
--

The Company was awarded new COM Express business in rugged military PDA, medical imaging, patient monitoring, Private Automatic Branch Exchange (PABX), military mobile platform and test and measurement. Specifically, the PABX win was for a strategic new telecom customer in Europe.

Second Quarter Financial Highlights

  Total revenue was $75.0 million. Next Generation product revenue was $28.6 million and up 6.8% compared to the same quarter in the prior year.
  GAAP gross margin was 29.7%. Non-GAAP gross margin was 32.3% and down from 33.0% in the prior quarter mainly due to product mix as lower-margin, legacy wireless revenues and commercial product revenues were up sequentially.
  Total GAAP R&D and SG&A expenses were $21.2 million and non-GAAP R&D and SG&A expenses were $19.8 million, down $0.3 million from the same quarter in the prior year and up $0.5 million sequentially due to the addition of Pactolus related expenses.
  Cash flow from operating activities was $7.0 million. Cash, restricted cash and cash equivalents were $147.8 million at the end of the second quarter, up from $110.4 million at the end of the first quarter and up from $87.6 million at the end of the same quarter in the prior year. All of the Company’s Auction Rate Securities were repaid by UBS at the end of the second quarter. The Company’s remaining outstanding line of credit balance with UBS was $17.3 million at the end of the second quarter and was subsequently paid off on July 1, 2010 with the Company’s restricted cash.

Third Quarter and Annual 2010 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to update these forward-looking statements.

  Third quarter revenue is projected to be between $73 and $77 million. Next Generation product revenues in the third quarter are projected to be at similar levels to that in the second quarter, but are expected to increase sequentially in the fourth quarter. The Company continues to expect growth of at least 20% in Next Generation products for the full year over 2009.
  Third quarter Legacy product revenues are expected to be similar to the second quarter. For the full year, the Company now expects that Legacy revenues will decline by 15-20% over 2009 versus the prior estimate of 20-30%.
  The third quarter non-GAAP gross margin is expected to be between 32% and 33% at the midpoint of the guidance range. While the growing Next Generation product revenues have 40-50% gross margins, the Company’s Communications Networking Legacy business has gross margins that will continue to decline, resulting in a slower rate of overall gross margin expansion over the next couple of quarters.
  The third quarter non-GAAP total R&D and SG&A expenses are expected to be at similar levels to the second quarter at the midpoint of the guidance range.
  The third quarter GAAP results are expected to be between breakeven and net income of $0.05 per diluted share. Q3 non-GAAP EPS is expected to be between $0.12 and $0.17, with a midpoint that is inline with the prior quarter. GAAP expectations assume an effective tax rate of 25% and non-GAAP expectations assume an effective tax rate of 5%.

In closing, Scott Grout stated, “We’ve had strong results to date this year and have made excellent progress in growing and deploying our new products. We are also excited about our new software-based application solutions and are beginning to see more traction and wins with these new products.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, July 27, 2010 at 5:00 p.m. ET to discuss the second quarter 2010 results and to review the financial and business outlook for the third quarter and the full year of 2010.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 87224108. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. ET on Tuesday, August 10, 2010. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 87224108. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy, outlook guidance, and expectations for the third quarter and for the full year of 2010. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration, (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the current economic uncertainty and turmoil within the global financial markets, and (d) other factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2009, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/ . Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of July 27, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) a deferred tax asset valuation charge, (e) a Canadian deferred tax foreign exchange benefit, and (f) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (NASDAQ: RSYS) is a leading provider of innovative hardware and software platforms for next generation IP-based wireless, wireline and video networks. RadiSys products include its market leading ATCA and IP Media Server platforms as well as application software for new IP-based communications services. These products enable customers to bring more new high-value applications and services to market faster with a lower investment. RadiSys products are used in a wide variety of applications including 3G/4G/LTE wireless voice, data and video, Femtocell, VoIP and Video over IP communications and conferencing, Voice Quality Enhancement (VQE), and secure defense communications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys® is a registered trademark of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues	$75,011	$78,093	$142,318	$155,697
Cost of sales:
Cost of sales	50,979	52,155	96,349	104,106
Amortization of purchased technology	1,747	1,619	3,388	3,238
Total cost of sales	52,726	53,774	99,737	107,344
Gross margin	22,285	24,319	42,581	48,353
Research and development	9,605	10,450	19,311	21,647
Selling, general, and administrative	11,583	11,362	22,805	23,174
Intangible assets amortization	186	647	346	1,294
Restructuring (reversals) charges, net	(176)	2,957	25	4,435
Income (loss) from operations	1,087	(1,097)	94	(2,197)
Interest expense	(548)	(596)	(1,116)	(1,186)
Interest income	196	256	507	651
Other income, net	42	89	21	212
Income (loss) before income tax expense (benefit)	777	(1,348)	(494)	(2,520)
Income tax expense (benefit)	187	770	(36)	39,696
Net income (loss)	$590	($2,118)	($458)	($42,216)
Net income (loss) per share:
Basic	$0.02	($0.09)	($0.02)	($1.81)
Diluted (I)	$0.02	($0.09)	($0.02)	($1.81)
Weighted average shares outstanding:
Basic	24,104	23,401	24,025	23,261
Diluted (I)	24,350	23,401	24,025	23,261

(I) For the three months ended June 30, 2010, the diluted earnings per share calculation excludes as-if converted shares associated with the Company's 2013 convertible senior notes as their effect would be anti-dilutive. For the three months ended June 30, 2009 and the six months ended June 30, 2010 and 2009, the computation of diluted earnings per share excludes the effects of stock options, restricted stock units and the Company's 2013 convertible senior notes, as they are anti-dilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$122,012	$100,672
Restricted cash	25,796	—
Short-term investments	—	54,321
ARS settlement right	—	7,833
Accounts receivable, net	43,211	44,614
Other receivables	2,223	3,708
Inventories, net	15,216	15,325
Inventory deposit, net	1,863	2,126
Other current assets	4,162	4,679
Deferred tax assets, net	2,047	1,912
Total current assets	216,530	235,190

Property and equipment, net	9,155	9,926
Intangible assets, net	10,276	10,720
Long-term deferred tax assets, net	14,896	14,925
Other assets, net	7,781	6,273
Total assets	$258,638	$277,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,305	$29,073
Accrued wages and bonuses	8,026	6,934
Deferred income	4,654	3,156
Line of credit	17,327	41,287
Other accrued liabilities	10,814	14,302
Total current liabilities	73,126	94,752
Long-term liabilities:
2013 convertible senior notes, net	50,000	50,000
Other long-term liabilities	2,475	2,565
Total long-term liabilities	52,475	52,565
Total liabilities	125,601	147,317
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 24,171 and 23,876 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively.	263,343	258,670
Accumulated deficit	(134,772)	(134,314)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,337	4,614
Unrealized gain on hedge instruments	129	747
Total accumulated other comprehensive income	4,466	5,361
Total shareholders’ equity	133,037	129,717
Total liabilities and shareholders’ equity	$258,638	$277,034

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$590	($2,118)	($458)	($42,216)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,181	3,865	6,262	7,763
Inventory valuation allowance	283	1,121	817	2,005
Gain on ARS	(4,296)	(1,126)	(7,854)	(2,799)
Exercise of ARS settlement right	4,290	944	7,833	2,513
Non-cash interest expense from debt	112	112	224	224
Deferred income taxes	146	439	112	(2,266)
Deferred tax valuation allowance	-	-	-	42,003
Stock-based compensation expense	1,580	1,925	3,440	4,717
Other	48	(2)	(181)	175
Changes in operating assets and liabilities:
Accounts receivable	(2,706)	4,156	1,746	5,565
Other receivables	668	116	1,485	(438)
Inventories	(1,552)	1,052	(756)	1,401
Inventory deposit	(725)	-	263	-
Other current assets	(325)	(807)	(219)	(1,056)
Accounts payable	3,244	(6,192)	3,197	(7,010)
Accrued wages and bonuses	2,078	2,203	934	(2,328)
Deferred income	1,166	215	1,228	1,754
Other accrued liabilities	(773)	2,380	(2,780)	2,551
Net cash provided by operating activities	7,009	8,283	15,293	12,558

Cash flows from investing activities:
Proceeds from the sale of auction rate securities	46,975	100	62,175	100
Purchase of Pactolus, net of cash acquired	-	-	(3,385)	-
Capital expenditures	(1,036)	(1,120)	(1,873)	(1,605)
Restricted cash	(25,796)	-	(25,796)	-
Other	(2,209)	25	(2,132)	(42)
Net cash provided by (used in) investing activities	17,934	(995)	28,989	(1,547)

Cash flows from financing activities:
Payments on capital lease obligation	-	(49)	-	(98)
Net settlement of restricted shares	(157)	(207)	(320)	(318)
Borrowings on line of credit	7,581	-	13,732	265
Payments on line of credit	(21,391)	-	(37,692)	-
Proceeds from issuance of common stock	770	1,211	1,554	2,741
Net cash (used in) provided by financing activities	(13,197)	955	(22,726)	2,590

Effect of exchange rate changes on cash	(129)	222	(216)	16
Net increase in cash and cash equivalents	11,617	8,465	21,340	13,617
Cash and cash equivalents, beginning of period	110,395	79,132	100,672	73,980
Cash and cash equivalents, end of period	$122,012	$87,597	$122,012	$87,597

REVENUE BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
North America	$23,503	$23,920	$49,992	$47,643
Europe	21,345	19,509	39,024	44,939
Asia Pacific	30,163	34,664	53,302	63,115
Total	$75,011	$78,093	$142,318	$155,697

North America	31.3%	30.6%	35.1%	30.6%
Europe	28.5%	25.0%	27.4%	28.9%
Asia Pacific	40.2%	44.4%	37.5%	40.5%
Total	100.0%	100.0%	100.0%	100.0%

REVENUE BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Next-generation Communications Networks Products	$28,591	$26,762	$59,236	$51,921
Traditional Communications Networks Products	26,488	38,513	46,498	75,385
Total Communications Networks Products	55,079	65,275	105,734	127,306
Medical Products	9,319	5,247	16,335	11,633
Other Commercial Products	10,613	7,571	20,249	16,758
Total Commercial Products	19,932	12,818	36,584	28,391
Total	$75,011	$78,093	$142,318	$155,697

Next-generation Communications Networks Products	38.2%	34.3%	41.6%	33.3%
Traditional Communications Networks Products	35.3%	49.3%	32.7%	48.5%
Total Communications Networks Products	73.5%	83.6%	74.3%	81.8%
Medical Products	12.4%	6.7%	11.5%	7.5%
Other Commercial Products	14.1%	9.7%	14.2%	10.7%
Total Commercial Products	26.5%	16.4%	25.7%	18.2%
Total	100.0%	100.0%	100.0%	100.0%

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GROSS MARGIN:
GAAP gross margin	$22,285	$24,319	$42,581	$48,353
(a) Amortization of acquired intangible assets	1,747	1,619	3,388	3,238
(b) Stock-based compensation	203	209	446	549
Non-GAAP gross margin	$24,235	$26,147	$46,415	$52,140
RESEARCH AND DEVELOPMENT:
GAAP research and development	$9,605	$10,450	$19,311	$21,647
(b) Stock-based compensation	(297)	(476)	(708)	(1,228)
Non-GAAP research and development	$9,308	$9,974	$18,603	$20,419
SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$11,583	$11,362	$22,805	$23,174
(b) Stock-based compensation	(1,080)	(1,240)	(2,286)	(2,706)
Non-GAAP selling, general and administrative	$10,503	$10,122	$20,519	$20,468
INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$1,087	($1,097)	$94	($2,197)
(a) Amortization of acquired intangible assets	1,933	2,266	3,734	4,532
(b) Stock-based compensation	1,580	1,925	3,440	4,482
(c) Restructuring (reversals) charges, net	(176)	2,957	25	4,435
Non-GAAP income from operations	$4,424	$6,051	$7,293	$11,252
NET INCOME (LOSS):
GAAP net income (loss)	$590	($2,118)	($458)	($42,216)
(a) Amortization of acquired intangible assets	1,933	2,266	3,734	4,532
(b) Stock-based compensation	1,580	1,925	3,440	4,482
(c) Restructuring (reversals) charges, net	(176)	2,957	25	4,435
(d) Deferred tax asset valuation allowance charge	-	-	-	42,003
(e) Canadian deferred tax foreign exchange benefit	-	-	-	(3,204)
(f) Income tax effect of reconciling items	(40)	(111)	(88)	(180)
Non-GAAP net income	$3,887	$4,919	$6,653	$9,852

GAAP weighted average shares (diluted)	24,350	23,401	24,025	23,261
Dilutive equity awards included in Non-GAAP earnings per share	183	477	428	396
2013 convertible senior notes dilutive shares (I)	3,837	3,837	3,837	3,837
Non-GAAP weighted average shares (diluted) (I)	28,370	27,715	28,290	27,494
GAAP net income (loss) per share (diluted)	$0.02	($0.09)	($0.02)	($1.81)
Non-GAAP adjustments detailed above	$0.13	$0.28	$0.28	$2.19
Non-GAAP net income per share (diluted) (I)	$0.15	$0.19	$0.26	$0.38

(I) For the three months ended June 30, 2010 and 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000 related to dilutive equity shares underlying our 2013 convertible senior notes. For the six months ended June 30, 2010 and 2009, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $582,000 related to dilutive equity shares underlying our 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE
(Unaudited)

	Three Months Ended June 30, 2010
	Gross Margin	R&D	SG&A	Income from Ops	Income before tax	Effective Tax Rate
GAAP	29.7%	12.8%	15.4%	1.4%	1.0%	24.0%
(a) Amortization of acquired intangible assets	2.3	—	—	2.6	2.6	(10.7)
(b) Stock-based compensation	0.3	(0.4)	(1.4)	2.1	2.1	(8.8)
(c) Restructuring charges	—	—	—	(0.2)	(0.2)	1.0
Non-GAAP	32.3%	12.4%	14.0%	5.9%	5.5%	5.5%

	Three Months Ended June 30, 2009
	Gross Margin	R&D	SG&A	Income (loss) from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	31.1%	13.4%	14.5%	(1.4%)	(1.7%)	-57.1%
(a) Amortization of acquired intangible assets	2.1	—	—	2.9	2.9	22.9
(b) Stock-based compensation	0.3	(0.6)	(1.5)	2.4	2.4	19.5
(c) Restructuring charges	—	—	—	3.8	3.8	29.9
Non-GAAP	33.5%	12.8%	13.0%	7.7%	7.4%	15.2%

	Six Months Ended June 30, 2010
	Gross Margin	R&D	SG&A	Income from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	29.9%	13.6%	16.0%	0.1%	(0.3%)	7.3%
(a) Amortization of acquired intangible assets	2.4	—	—	2.6	2.6	(3.4)
(b) Stock-based compensation	0.3	(0.5)	(1.6)	2.4	2.4	(3.1)
(c) Restructuring charges	—	—	—	0.0	0.0	0.0
Non-GAAP	32.6%	13.1%	14.4%	5.1%	4.7%	0.8%

	Six Months Ended June 30, 2009
	Gross Margin	R&D	SG&A	Income (loss) from Ops	Income (loss) before tax	Effective Tax Rate
GAAP	31.1%	13.9%	14.9%	(1.4%)	(1.6%)	-1575.2%
(a) Amortization of acquired intangible assets	2.1	—	—	2.9	2.9	137.5
(b) Stock-based compensation	0.3	(0.8)	(1.8)	2.9	2.9	136.0
(c) Restructuring charges	—	—	—	2.8	2.8	134.6
(d) Deferred tax asset valuation allowance	—	—	—	—	—	1274.3
(e) Canadian deferred tax foreign exchange benefit	—	—	—	—	—	(97.3)
Non-GAAP	33.5%	13.1%	13.1%	7.2%	7.0%	9.9%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring (reversals) charges, net: Restructuring primarily relates to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company’s period-over-period operating results.

(d) Deferred tax asset valuation allowance: A full valuation allowance for the Company's U.S. deferred tax assets was triggered by a three year cumulative jurisdictional pre-tax book loss projected for years 2007, 2008, and 2009 based on a “more likely than not” standard under the applicable GAAP. In the future, if the Company determines that it is more likely than not to realize the net U.S. deferred tax assets, the Company would reverse the applicable portion of the previously recorded valuation allowance. The Company believes it is appropriate to exclude this charge from its non-GAAP financial measures because it is a non-cash charge and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(e) Canadian deferred tax foreign exchange benefit: During the first quarter of 2009, the Company recorded a favorable tax benefit related to locking in a foreign exchange rate with Canadian tax authorities. This exchange rate will be used to value the Company’s historical Canadian dollar denominated deferred tax assets going forward. The Company believes it is appropriate to exclude this charge in its non-GAAP financial measures because it is a non-cash benefit and its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments, which is calculated as the net effect of all non-GAAP financial statement adjustments on the Company's overall income tax provision/ (benefit).

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	September 30, 2010
	Low End	High End
GAAP net income (assumes tax rate of 25%)	$0.1	$1.1
Stock-based compensation	1.4	1.4
Amortization of acquired intangible assets	1.8	1.8
Income tax effect of reconciling items	(0.2)	0.2
Total adjustments	$3.0	$3.4
Non-GAAP net income (assumes tax rate of 5%)	$3.1	$4.5

GAAP weighted average shares	24,700	24,700
Non-GAAP adjustment	3,800	3,800
Non-GAAP weighted average shares (diluted) (I)	28,500	28,500

GAAP net income per share	$0.00	$0.05
Non-GAAP adjustments detailed above	0.12	0.12
Non-GAAP net income per share (diluted) (I)	$0.12	$0.17

(I) For the three months ended September 30, 2010, the diluted earnings per share calculation excludes interest costs, net of tax benefit, totaling $291,000 related to dilutive equity shares underlying the 2013 convertible senior notes.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(In millions, unaudited)

	Three Months Ended
	September 30, 2010
	Low End	High End
GAAP	29.6%	30.6%
Amortization of acquired intangible assets	2.2%	2.2%
Stock-based compensation	0.2%	0.2%
Non-GAAP	32.0%	33.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

	Estimates at the midpoint of the guidance range for the Quarter Ended September 30, 2010
	R&D	SG&A
GAAP	$9.9	$11.2
Stock-based compensation	(0.3)	(1.0)
Non-GAAP	$9.6	$10.2

CONTACT:
RadiSys Corporation
Brian Bronson
Chief Financial Officer
503-615-1281
brian.bronson@radisys.com
or
Holly Stephens
Finance and Investor Relations Manager
503-615-1321
holly.stephens@radisys.com